FORM 8-A12G

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Poverty Dignified, Inc.
(Name of small business issuer in its charter)

Nevada	7389	46-3754609
(State or other Employer jurisdiction of Identification incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Number)

________________________________________________________________________________

(Address and telephone number of registrant's principal executive offices and principal place of business)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: Form S-1, File No.  333-201936

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

The following description of the common stock, par value $0.001 per share, of Poverty Dignified, Inc., a Nevada corporation ("the Company"), is qualified in its entirety by reference to the full text of the Certificate of Incorporation and Bylaws of the Company, which are set forth as Exhibits 3.1 and Exhibit 3.2 to this registration statement and are incorporated herein by reference.

A description of the Company's common stock to be registered is set forth under "Description of Securities" in the Company's registration statement on Form S-1 (File No. 333-201936), filed with the U.S. Securities and Exchange Commission on February 6, 2015 and declared effective on June 15, 2015 (the "Registration Statement").

Exhibits.

3.1*	Articles of Incorporation of the registrant as filed with the Secretary of State of Nevada

3.2*	By-laws of the registrant

* Previously filed

2

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Poverty Dignified, Inc.

Date: January 5, 2016	By:	/s/ George C. Critz, III
George C. Critz, III
Chief Financial Officer